EXHIBIT 99.3

MASSROOTS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of Massroots, Inc. (the “Company”) and DDDigtal Inc, f/k/a DDDigtal LLC (“DDD”), after entering into an agreement on December 15, 2016 to acquire DDD. The notes to the unaudited pro forma condensed financial information describes the reclassifications and adjustments to the financial information presented.

The unaudited pro forma condensed combined balance sheet as of September 30, 2016 is presented as if the acquisition of DDD had occurred on September 30, 2016. The unaudited pro forma condensed combined statements of operations for the periods ended December 31, 2015 and for the nine months ended September 30, 2016 are presented as if the acquisition of DDD had occurred at the beginning of the period presented.

The allocation of the purchase price used in the unaudited pro forma condensed combined financial information is based upon the respective fair values of the assets and liabilities of DDD as of September 30, 2016.

The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that the Company would have reported had the DDD acquisition been completed as of the dates presented, and should not be taken as a representation of the Company’s future consolidated results of operation or financial position.

The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters or any anticipated synergies, operating efficiencies or cost savings that may be associated with the acquisition. The unaudited pro forma condensed combined financial data also do not include any integration costs, cost overlap or estimated future transaction costs, except for fixed contractual transaction costs that the companies expect to incur as a result of the acquisition.

The historical financial information has been adjusted to give effect to events that are directly attributable to the Acquisition, factually supportable and, with respect to the statements of operations, expected to have a continuing impact on the results of the combined company. These unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements and accompanying notes of DDD (contained elsewhere in this Form 8-K) and the Company’s historical financial statements and accompanying notes , which were previously filed with the Securities and Exchange Commission. The adjustments that are included in the following unaudited pro forma combined financial statements are described in Note 3 below, which includes the numbered notes that are marked in those financial statements.

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MASSROOTS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	Massroots, Inc.	DDDigtal, LLC
	September 30,	September 30,		Pro Forma	Pro Forma
	2016	2016	REF	Adjustments	Balance
Assets
Current assets:
Cash	$ 126,615	$ 8,672	(2)	$ (100,000)	$ 35,287
Accounts receivable	111,824	3,583		-	115,407
Total current assets	238,439	12,255		(100,000)	$ 150,694

Property and equipment, net	77,899	3,333		-	81,232

Other assets:
Goodwill and other intangibles	-	-	(1)	2,660,162	2,660,162
Investments	175,000	-			175,000
Deposits	33,502	-		-	33,502
Total other assets	208,502	-		2,660,162	2,868,664

Total assets	$ 524,840	$ 15,588		$ 2,560,162	$ 3,100,590

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$ 801,393	$ 140		$ -	$ 801,533
Convertible notes payable, short-term	767,604	-		-	767,604
Derivative liability	1,288,302	-		-	1,288,302
Loans from members	-	100,000	(2)	(100,000)	-
Total current liabilities	2,857,299	100,140		(100,000)	2,857,439

Long term debt:
Convertible debentures	209,100	-		-	209,100

Stockholders' equity:
Common stock, $0.001 par value , 200,000,000 shares authorized, 54,010,150 shares issued and outstanding	54,010		(1)	2,927	56,937
Common stock to be issued, 790,374 shares	790				790
Additional paid in capital	17,491,266		(1)	2,572,683	20,063,949
Accumulated deficit	(20,087,625)				(20,087,625)
Members' deficit	-	(84,552)	(1)	84,552	-
Total stockholders' equity	(2,541,559)	(84,552)		2,660,162	34,051

Total liabilities and stockholders' equity	$ 524,840	$ 15,588		$ 2,560,162	$ 3,100,590

See the accompanying notes to the pro forma condensed combined financial information

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MASSROOTS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

		DDDigtal, LLC
		From February 12, 2015
	Massroots, Inc.	(Date of Inception)
	Year ended December 31,	Through December 31,		Pro Forma	Pro Forma
	2015	2015	REF	Adjustments	Balance
Revenue	$ 213,963	$ 117,609		$ -	$ 331,572

Operating expenses	6,339,063	379,203	(3)	658,000	7,376,266

Loss from operations	(6,125,100)	(261,594)		(658,000)	(7,044,694)

Other income (expenses):
Change in derivative liabilities	(2,236,401)				(2,236,401)
Interest expense	(4,381)	-		-	(4,381)
Amortization of discount on notes payable	(107,016)	-		-	(107,016)

Net loss	$ (8,472,898)	$ (261,594)		$ (658,000)	$ (9,392,492)

Loss per common share, basic and diluted	$ (0.19)				$ (0.20)

Weighted average number of common shares outstanding, basic and diluted	43,834,157				46,760,986

See the accompanying notes to the pro forma condensed combined financial information

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MASSROOTS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2016

				Pro Forma	Pro Forma
	Massroots	DDDigtal LLC	REF	Adjustments	Balance
Revenue	$ 794,621	$ 38,683		$ -	$ 833,304

Operating expenses	6,795,371	200,273	(3)	493,000	7,488,644

Loss from operations	(6,000,750)	(161,590)		(493,000)	(6,655,340)

Other income (expenses):
Gain on change in fair value of derivative liabilities	1,320,654	-		-	1,320,654
Loss on abandonment of equipment	-	(1,368)			(1,368)
Interest expense	(3,575,008)	-		-	(3,575,008)

Net loss	$ (8,255,104)	$ (162,958)		$ (493,000)	$ (8,911,062)

Loss per common share, basic and diluted	$ (0.17)				$ (0.17)

Weighted average number of common shares outstanding, basic and diluted	48,916,198				51,843,027

See the accompanying notes to the pro forma condensed combined financial information

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1. BASIS OF PRO FORMA PRESENTATION

DDDigtal, LLC (“DDD”) was organized as a limited liability company under the laws of the State of Colorado on February 12, 2015. In connection with a potential merger with Massroots, Inc. (the “Company”), DDD converted into a Colorado corporation and changed its name from DDDigtal LLC to DDDigtal Inc. This conversion was effective November 28, 2016. Any reference to “DDD” in the accompanying pro forma condensed combined financial information or these notes shall also be a reference to DDDigtal Inc, as converted.

The unaudited pro forma condensed combined balance sheet as of December 31, 2015 and the unaudited pro forma condensed statement of operations for the year ended December 31, 2015, are based on the historical financial statements of the Company and DDD as of December 31, 2015 after giving effect to the Company’s acquisition of DDD that was consummated on January 25, 2017 and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined balance sheet as of September 30, 2016, statement of operations for year ended December 31, 2015 and statement of operations for the nine months ended September 30, 2016 are presented as if the acquisition of DDD had occurred on September 30, 2016 and occurred at the beginning of each period presented.

The Company accounts for business combinations pursuant to Accounting Standards Codification ASC 805, Business Combinations.   In accordance with ASC 805, the Company uses it best estimates and assumptions to accurately assign fair value to the assets acquired and the liabilities assumed at the acquisition date. Goodwill as of the acquisition date is measured as the excess of the purchase consideration over the fair value of the assets acquired and the liabilities assumed.

The fair values assigned to DDD’s assets acquired and liabilities assumed are based on management’s estimates and assumptions. The estimated fair values of these assets acquired and liabilities assumed are considered preliminary and are based on the information that was available as of the date of acquisition. The Company believes that the information provides a reasonable basis for estimating the fair values of assets acquired and liabilities assumed, but is waiting for additional information, primarily related to estimated values, which are subject to change. The Company expects to finalize the valuation of the assets and liabilities as soon as practicable, but not later than one year from the acquisition date.

The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of the Company’s consolidated results of operations or financial position that the Company would have reported had the DDD acquisition been completed as of the dates presented, and should not be taken as a representation of the Company’s future consolidated results of operation or financial position.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Company included in the annual report on forms 10-K and 10-Q for the year ended December 31, 2015 and nine months ended September 30, 2016.

Accounting Periods Presented

For purposes of these unaudited pro forma condensed combined financial information, DDD’s historical financial statements for the period from February 12, 2015 (date of inception) through December 31, 2015 and for the nine months ended September 30, 2016 have been aligned to more closely conform to the Company’s financial information, as explained below. Certain pro forma adjustments were made to conform DDD’s accounting policies to the Company’s accounting policies as noted below.

Reclassifications

The Company reclassified certain accounts in the presentation of DDD’s historical financial statements in order to conform to the Company’s presentation.

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2. ACQUISITION OF DDD

On December 15, 2016, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Whaxy Inc., a wholly-owned subsidiary of the Company (“Merger Subsidiary”), DDD, Zachary Marburger and all of the stockholders of DDD. Pursuant to the Merger Agreement, Merger Subsidiary will be merged with and into DDD, whereby the separate corporate existence of Merger Subsidiary will cease and DDD will survive (the “Surviving Entity”) as a wholly-owned subsidiary of MassRoots (the “Merger”).

Upon consummation of the Merger (such time, the “Effective Date”), which became effective on January 25, 2017, the Company issued 2,926,829 shares of its common stock, par value $0.001 per share, to the stockholders of DDD, allocated pro-rata based on each stockholder’s respective holdings of common stock of DDD immediately prior to the Effective Date (the “Merger Share Consideration”); and each share of the common stock of Merger Subsidiary was be converted into one newly issued, fully paid and non-assessable share of common stock of the Surviving Entity. The Company also agreed to pay $80,000 to Zachary Marburger, with $40,000 payable at the Effective Date and the remaining $40,000 payable upon completion of a full year of service as the Company’s Vice President of Strategy, and $20,000 to Micah Davidson (the “Merger Cash Consideration”). The Merger Cash Consideration is in repayment of debt obligations owed by DDD to Messrs. Marburger and Davidson.

The closing of the Merger is also subject to various conditions, including the Company’s employment of Zachary Marburger as the new Vice President of Strategy, the engagement of Micah Davidson as a Senior Software Engineer and the receipt of a Lock-Up Agreement between the Company and each stockholder of DDD prohibiting the sale or transfer of shares of Common Stock acquired as Merger Share Consideration, for a period of six (6) months from the Effective Date.

A summary of consideration is as follows:

2,926,829 shares of the Company's common stock	$2,575,610

The following summarizes the current estimates of fair value of assets acquired and liabilities assumed:

Assets acquired:
Cash	$8,672
Accounts receivable	3,583
Property and equipment	3,333
Goodwill and other intangibles	2,660,162
Liabilities assumed:
Accounts payable and accrued expenses	(140)
Loans from members	(100,000)
Net assets acquired	$2,575,610

The purchase price allocation for the above acquisitions is subject to further refinement as management completes its assessment of the valuation of certain assets and liabilities.

The Company accounts for acquisitions in accordance with the provisions of ASC 805-10.  The Company assigns to all identifiable assets acquired a portion of the cost of the acquired net assets equal to the estimated fair value of such assets at the date of acquisition. The Company records the excess of the cost of the acquired net assets over the sum of the amounts assigned to identifiable assets acquired as goodwill.

The Company accounts for and reports acquired goodwill under Accounting Standards Codification subtopic 350-10, Intangibles-Goodwill and Other (“ASC 350-10”). In accordance with ASC 350-10, at least annually, the Company tests its intangible assets for impairment or more often if events and circumstances warrant. Any write-downs will be included in results from operations.

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3. PRO FORMA ADJUSTMENTS

The following pro forma adjustments are included in the Company’s unaudited pro forma condensed combined financial information:

(1)	To record and align fair value of acquired assets and assumed liabilities and to record the preliminary estimate of goodwill for the Company’s acquisition of DDD. The preliminary estimate of goodwill represents the excess of the purchase consideration over the estimated fair value of the assets acquired and the liabilities assumed and to eliminate DDD’s historical stockholder equity.

(2)	To record Merger Cash Consideration (as defined above).

(3)	To record employment agreements entered into in connection with the Merger.

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